UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2012

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2012, the Compensation Committee of the Board of Directors of IXYS Corporation (the "Company") approved a Fifth Amended Executive Employment Agreement, with a term ending July 31, 2015, pursuant to which Dr. Nathan Zommer, Chief Executive Officer of the Company, will be paid salary at the rate of $580,000 per year and will be eligible for a performance bonus annually.

Dr. Zommer’s employment agreement provides for health insurance, life insurance, a car and related expenses (or an allowance for such) and other benefits, as well as payments equal to eighteen months of salary and the cost of health insurance in the event of termination without cause. In the event of termination without cause or for good reason within one year following a change in control of the Company, Dr. Zommer will be entitled to a payment equal to three times his average annual cash compensation and acceleration of any unvested stock options, as well as certain other benefits. In the event of disability, Dr. Zommer shall receive up to 18 months of salary and certain benefits.

On July 10, 2012, the Compensation Committee approved a Second Amended Executive Employment Agreement, with a term ending July 31, 2015, pursuant to which Mr. Uzi Sasson, President of the Company, will be paid salary at the rate of $355,000 per year and will be eligible for a performance bonus annually.

Mr. Sasson’s employment agreement provides for health insurance, life insurance, a car and related expenses (or an allowance for such) and other benefits, as well as payments equal to one month of salary for each year of service (up to 18 months) and the cost of 18 months of health insurance in the event of termination without cause. In the event of termination without cause or for good reason within one year following a change in control of our company, Mr. Sasson will be entitled to a payment equal to two times his average annual cash compensation and acceleration of any unvested stock options, as well as certain other benefits. In the event of disability, Mr. Sasson shall receive up to 18 months of salary and certain benefits.

The employment agreements were effective as of July 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

July 16, 2012	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President